Exhibit 4.10

SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER

RESTRICTIONS AND OTHER INFORMATION

CERTIFICATE OF STOCK

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ANNALY CAPITAL MANAGEMENT, INC.

INCORPORATED UNDER THE LAWS OF

THE STATE OF MARYLAND

NUMBER	SHARES

8.875% SERIES J FIXED-RATE CUMULATIVE REDEEMABLE PREFERRED STOCK

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 035710 821

THIS CERTIFIES THAT       is the owner of       FULLY PAID AND NONASSESSABLE SHARES OF THE 8.875% SERIES J FIXED-RATE CUMULATIVE REDEEMABLE PREFERRED STOCK, $0.01 PAR VALUE, OF ANNALY CAPITAL MANAGEMENT, INC., a Maryland corporation (the “Corporation”) transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Charter and Bylaws of the Corporation, each as amended and supplemented (copies of which are on file at the office of the Transfer Agent), to all of which the holder of this Certificate by acceptance hereof assents. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: **SPECIMEN**

[SEAL OF ANNALY CAPITAL MANAGEMENT, INC.]

CHIEF CORPORATE OFFICER, CHIEF LEGAL OFFICER AND SECRETARY	CHIEF EXECUTIVE OFFICER AND CO-CHIEF INVESTMENT OFFICER

COUNTERSIGNED AND REGISTERED:

COMPUTERSHARE, INC.

TRANSFER AGENT AND REGISTRAR

BY:

AUTHORIZED SIGNATURE

IMPORTANT NOTICE

THE SHARES OF CAPITAL STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR THE PURPOSE OF THE CORPORATION’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE CORPORATION’S CHARTER PROVIDES THAT ANY SALE, TRANSFER, GIFT, ASSIGNMENT, DEVISE OR OTHER DISPOSITION OF CAPITAL STOCK OF THE CORPORATION THAT, IF EFFECTIVE, WOULD RESULT IN ANY PERSON OR ENTITY BENEFICIALLY OWNING IN EXCESS OF 9.8%, IN NUMBER OF SHARES OR VALUE, OF ANY CLASS OF SHARES OF THE OUTSTANDING CAPITAL STOCK OF THE CORPORATION, SHALL BE VOID AB INITIO AS TO THE TRANSFER OF SUCH SHARES OF CAPITAL STOCK REPRESENTING BENEFICIAL OWNERSHIP OF SHARES OF CAPITAL STOCK IN EXCESS OF SUCH OWNERSHIP LIMIT, AND THE INTENDED TRANSFEREE SHALL ACQUIRE NO RIGHTS IN SUCH SHARES OF CAPITAL STOCK.

THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER OF THE CORPORATION UPON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF (1) THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION IS AUTHORIZED TO ISSUE; AND (2) WITH RESPECT TO THE CLASSES OF STOCK WHICH MAY BE ISSUED IN SERIES, A FULL STATEMENT OF (A) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT THEY HAVE BEEN SET; AND (B) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT MIN ACT-_____ Custodian ______
TEN ENT — as tenants by the entireties	(Cust) (Minor)

JT TEN — as joint tenants with right of survivorship and not as tenants in common	Under Uniform Gifts to Minors Act ___________
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,       hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                  Shares of the 8.875% SERIES J FIXED-RATE CUMULATIVE REDEEMABLE PREFERRED STOCK represented by the within Certificate, and do hereby irrevocably constitute and appoint             Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.